PRESS RELEASE


FOR IMMEDIATE RELEASE:             CONTACT:

CompX International Inc.           Joseph S. Compofelice
200 Old Mill Road                  Chief Executive Officer
Mauldin, South Carolina  29662     (281) 423-3303



               COMPX 1998 THIRD QUARTER EARNINGS CONFERENCE CALL

     MAULDIN, SOUTH CAROLINA _ October 15, 1998 _ CompX International Inc. (NYSE: CIX) will hold a third quarter 1998 earnings conference call hosted by Joseph S. Compofelice, chief executive officer, on Friday, October 16, 1998 at 9:00 a.m. eastern daylight time. You can participate on the call by dialing
1.800.553.0358 (domestic callers) and 612.332.0802 (international callers) approximately five minutes before the call is scheduled to begin. When the operator answers, please indicate that you wish to join the CompX International Inc. conference call. The operator will take your name, company's name, telephone and fax numbers and place you on hold until the call begins. A tape replay of the call will be available until 5:00 p.m., eastern daylight time, on October 16, 1998 by dialing 1.800.475.6701 (domestically) and 320.365.3844
(internationally) and using the access code of 411208. If you have any questions about accessing the conference call, please call Leola Fuller at 281.423.3304.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.


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